UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2016

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting of Stockholders of Inventure Foods, Inc. (the “Company”) was held on May 11, 2016 (the “Meeting”).

(b)    At the Meeting, the Company’s stockholders voted upon:

(1) The stockholders elected the following seven nominees to the Board of Directors, each to serve until the next annual meeting and until their successors have been elected and qualified. The voting results for each nominee were as follows:

Name of Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Ashton D. Asensio	13,891,605	351,608	3,621,746
Timothy A. Cole	12,524,117	1,719,096	3,621,746
Macon Bryce Edmonson	13,826,142	417,071	3,621,746
Harold S. Edwards	8,845,325	5,397,888	3,621,746
Paul J. Lapadat	6,282,821	7,960,392	3,621,746
Terry McDaniel	13,976,167	267,046	3,621,746
David L. Meyers	12,441,896	1,801,317	3,621,746

(2) The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
13,891,401	273,802	78,009	3,621,747

(3) The stockholders approved an amendment to the Company’s Certificate of Incorporation to effect the elimination of Article EIGHTH. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
13,671,201	473,624	98,387	3,621,747

(4) The stockholders ratified the selection of Moss Adams LLP as independent public accountants for the Company for fiscal year 2016. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
17,593,272	243,847	27,839	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer